Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Baird Medical Investment Holdings Limited on Amendment No. 2 to Form F-1 (File No. 333-283249) of our report dated May 15, 2025 relating to the consolidated financial statements of Baird Medical Investment Holdings Limited as of and for the year ended December 31, 2024.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

August 8, 2025